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                                                                    Exhibit 23.4


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of divine, inc. of our report dated February 13, 2001, except for the information presented in Note 15 for which the date is April 16, 2001, relating to the financial statements of RoweCom Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of RoweCom" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 13, 2001